UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2013

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

AerCap Holdings N.V. (“AerCap”) will be presenting materials relating to the acquisition of International Lease Finance Corporation (“ILFC”) by AerCap for investors.  The materials are furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD.

Forward-Looking Statements.    This 8-K and the presentation to investors furnished pursuant to Regulation FD contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of ILFC to vary materially from those anticipated, expected or projected. Such factors include, among others, the satisfaction or waiver of certain customary and other closing conditions for the acquisition by AerCap of ILFC, including receipt of approvals or non-disapprovals from certain regulatory bodies, including, among others, CFIUS and other anti-trust and regulatory agencies and the approval of the acquisition of ILFC by AerCap shareholders. ILFC does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

Item 9.01                                           Financial Statements and Exhibits.

The following exhibit is included with this report.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Investor Presentation relating to the Transaction (furnished pursuant to Regulation FD).

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
	By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation relating to the Transaction (furnished pursuant to Regulation FD).